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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                               ------------------

                              JOHNSON OUTDOORS INC.
                         -----------------------------
             (Exact name of registrant as specified in its charter)

              WISCONSIN                                  39-2019963
              ---------                                  ----------
     (State or other jurisdiction                     (I.R.S. Employer
  of incorporation or organization)                  Identification No.)


               1326 Willow Road                                  53177
                                                                 -----
            Sturtevant, Wisconsin                             (Zip Code)
            ---------------------
   (Address of principal executive offices)

            JOHNSON OUTDOORS INC. 1987 EMPLOYEES' STOCK PURCHASE PLAN
        -----------------------------------------------------------------
                            (Full title of the plan)

         Helen P. Johnson-Leipold                        With copies to:
   Chairman and Chief Executive Officer
          Johnson Outdoors Inc.                      Benjamin F. Garmer, III
             1326 Willow Road                            Russell E. Ryba
       Sturtevant, Wisconsin 53177                       Foley & Lardner
              (262) 884-1500                        777 East Wisconsin Avenue
   (Name, address and telephone number,                Milwaukee, WI 53202
including area code, of agent for service)               (414) 271-2400

                             -----------------------

                         CALCULATION OF REGISTRATION FEE
------------------------ ---------------------- ---------------------- ---------------------- -------------------
       Title of                 Amount            Proposed Maximum       Proposed Maximum
   Securities to be              to be             Offering Price       Aggregate Offering        Amount of
      Registered              Registered              Per Share                Price           Registration Fee
------------------------ ---------------------- ---------------------- ---------------------- -------------------
 Class A Common Stock,
    $.05 par value           60,000 shares            $9.93 (1)            $595,800 (1)             $54.81
------------------------ ---------------------- ---------------------- ---------------------- -------------------
1.     Estimated pursuant to Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Class
       A Common Stock as reported by the Nasdaq National Market on March 12, 2002.

             STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

       On February 2, 1988, Johnson Outdoors Inc., a Wisconsin corporation (the "Registrant"), filed a Registration Statement on Form S-8 (File No. 033-19805) to register 60,000 shares of the Registrant's Class A Common Stock, par value $.05 per share (the "Class A Common Stock"), issuable under the Johnson Outdoors Inc. 1987 Employees' Stock Purchase Plan (the "Stock Purchase Plan"). On August 3, 1994, the Registrant filed a Registration Statement on Form S-8 (File No. 033-54899) to register 90,000 additional shares of the Class A Common Stock in connection with the Stock Purchase Plan.

       On September 24, 2001, the Board of Directors of the Registrant approved an amendment to the Stock Purchase Plan to increase the number of shares of Class A Common Stock from 150,000 to 210,000. On February 19, 2002, the shareholders of the Registrant approved this amendment. The purpose of this Registration Statement is to register 60,000 additional shares of the Class A Common Stock in connection with the Stock Purchase Plan.

       Pursuant to General Instruction E of Form S-8, the contents of the Registrant's Registration Statements on Form S-8 (File No. 033-19805) and No. 033-54899), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.     Exhibits.

       The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

     Exhibit No.                        Exhibit


          4 Johnson Outdoors Inc. 1987 Employees' Stock Purchase Plan, as amended to date

          5          Opinion of Foley & Lardner

         23.1        Consent of Arthur Andersen LLP

         23.2        Consent of KPMG LLP

         23.3        Consent of Foley & Lardner (contained in Exhibit 5 hereto)

          24 Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Racine and State of Wisconsin on this 28th day of February, 2002.

                                        JOHNSON OUTDOORS INC.



                                        By: /s/ Helen P. Johnson-Leipold
                                           -------------------------------------
                                                 Helen P. Johnson-Leipold
                                                 Chairman and Chief Executive
                                                 Officer

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Helen P. Johnson-Leipold and Paul A. Lehmann each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

        Signature                       Title                          Date


                                Chairman and Chief
/s/ Helen P. Johnson-Leipold    Executive Officer and          February 28, 2002
-----------------------------   Director (Principal
Helen P. Johnson-Leipold        Executive Officer)

                                Vice Chairman of the           February 28, 2002
/s/ Thomas F. Pyle, Jr.         Board and Director
-----------------------------
Thomas F. Pyle, Jr.

/s/ Samuel C. Johnson           Director                       February 28, 2002
-----------------------------
Samuel C. Johnson

/s/ Gregory E. Lawton           Director                       February 28, 2002
-----------------------------
Gregory E. Lawton

/s/ Terry E. London             Director                       February 28, 2002
-----------------------------
Terry E. London

/s/ John M. Fahey, Jr.          Director                       February 26, 2002
-----------------------------
John M. Fahey, Jr.

/s/ Paul A. Lehmann             Vice President and Chief       February 28, 2002
-----------------------------   Financial Officer (Principal
Paul A. Lehmann                 Financial and Accounting
                                Officer)

                                  EXHIBIT INDEX

            JOHNSON OUTDOORS INC. 1997 EMPLOYEES' STOCK PURCHASE PLAN


   Exhibit No.                            Exhibit


        4 Johnson Outdoors Inc. 1987 Employees' Stock Purchase Plan, as amended to date

        5          Opinion of Foley & Lardner

       23.1        Consent of Arthur Andersen LLP

       23.2        Consent of KPMG LLP

       23.3        Consent of Foley & Lardner (contained in Exhibit 5 hereto)

        24 Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)